UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ORBCOMM Inc.
(Exact name of registrant as specified in its charter)

Delaware	41-2118289
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2115 Linwood Avenue, Suite 100
Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $.001 per share	The Nasdaq Stock Market, LLC
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration file number to which this form relates: 333-134088
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
          A description of the Common Stock, par value $.001 per share (the “Common Stock”), of ORBCOMM Inc. (the “Registrant”) is incorporated herein by reference from the section headed “Description of capital stock” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-134088) relating to the Common Stock, originally filed on May 12, 2006, as subsequently amended (the
“Form S-1”), and in the prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (which prospectus will constitute a part of the Form S-1).
Item 2. Exhibits.
          No exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market, LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ORBCOMM INC. (Registrant)
By:	/s/ Christian Le Brun
	Name:	Christian G. Le Brun
	Title:	Senior Vice President and General Counsel

Date: October 30, 2006